                                                                    EXHIBIT 99.2


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------
                                      GIVE THE SOCIAL SE-
           FOR THIS TYPE OF ACCOUNT:  CURITY
                                      NUMBER OF--
=========================================================
                                      GIVE THE EMPLOYER
           FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                      NUMBER OF--
---------------------------------------------------------
  1. Individual                       The individual
  2. Two or more individuals (joint   The actual owner of
     account)                         the account or, if
                                      combined funds, the
                                      first individual on
                                      the account(1)
  3. Custodian account of a minor     The minor(2)
     (Uniform Gift to Minors Act)
  4. a. The usual revocable savings   The grantor-
        trust account (grantor is     trustee(1)
        also trustee)
     b. So-called trust account that  The actual owner(1)
     is not a legal or valid trust
        under State law
  5. Sole proprietorship              The owner(3)
---------------------------------------------------------
  6. Sole proprietorship              The owner(3)
  7. A valid trust, estate, or        The legal entity(4)
     pension trust
  8. Corporate                        The corporation
  9. Association, club, religious,    The organization
     charitable, educational, or
     other tax-exempt organization
     account
 10. Partnership                      The partnership
 11. A broker or registered nominee   The broker or
                                      nominee
 12. Account with the Department of   The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter you business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  - A foreign government or any political subdivision, agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident alien partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP.
  - Payments made to a nominee.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to non-resident aliens.

  - Payments on tax-free convenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid to you.
  - Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the number whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is a clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false state with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                       13